Asset Purchase Agreement

 VERSA POWER SYSTEMS, INC, a Delaware corporation, with offices at 1700 S. Mount Prospect Road, Des Plaines, Illinois 60018 ("Buyer’s Parent"), VERSA POWER SYSTEMS, LTD, (“Buyer”) a corporation formed pursuant to the laws of the province of Alberta, Canada, FUEL CELL ENERGY, INC., a Delaware corporation, with offices at 3 Great Pasture Road, Danbury, Connecticut 06813, ("Parent") and FUELCELL ENERGY, LTD., a corporation formed pursuant to the laws of the province of Alberta, Canada (“Seller”) hereby agree as follows:

ARTICLE 1. PURCHASE AND SALE OF ASSETS

 1.01. Assets Being Purchased. Seller shall sell, assign and transfer to Buyer and Buyer shall purchase from Seller on the terms specified in this Agreement those certain assets, both real and personal and both tangible and intangible, herein called "Assets," which includes the following:

 (a) Personal Property: Seller shall assign and transfer to Buyer all right, title and interest to all of Seller’s office equipment, furniture, automobiles, trucks, fork lifts, manufacturing and testing equipment, communication equipment, computers, supplies, raw materials, products and other miscellaneous items, including copies of any books and records related thereto, located at 4908, 4912 and 4852 52nd Street S.E., Calgary, Alberta, Canada; Schedule 1.01(a) contains a sample equipment list based on Buyer’s knowledge that will be updated as due diligence is completed by Buyer. Buyer shall determine by 11/1/04 which of the Personal Property will be acquired by Buyer from Seller. The Personal Property not acquired by Buyer shall remain with Seller.

       (b) Personnel: Seller will make available to Buyer, and assist Buyer in employing, certain of Seller’s employees, including “Key Employees”, to whom Buyer may make offers of employment. Seller shall make available to Buyer sufficient details of its employees’ personnel files (excluding such information that is confidential or protected by law or regulation), including any curricula vitae, and opportunities to observe and interview each employee. Buyer agrees to provide Seller with a preliminary list of Key Employees to whom Buyer may make offers of employment effective November 1, 2004, on such terms and conditions as Buyer may propose. Upon completion of due diligence, Buyer will identify Key Employees no later than September 30, 2004 to whom Buyer may make offers of employment effective 11/1/04. On and after the time that Buyer identifies the Key Employees to Seller, Seller agrees not to reassign or change any such persons’ responsibilities and accountabilities until 11/1/04, or such time as Buyer advises Seller that it will not be entering into an employment arrangement with such Key Employees, whichever comes first. Buyer will advise Seller as to the Key Employees that Buyer will make an offer to and Seller will immediately thereafter advise such Key Employees of their termination from the Seller's employment effective as of the Closing Date of the transaction, which termination notice will be provided in conjunction with an offer of employment from Buyer. Seller shall remain liable for all statutory, common-law and contractual obligations, of any kind (and specifically including but not limited to salary, benefits, statutory and common law severance, earned vacation, incentive payments and stock options), related to Seller's employees, and Buyer shall not be liable for any such obligations except for those obligations arising out of the employment agreement, if any, concluded between the Buyer and a Key Employee for liabilities arising on and after the effective date of such employment agreement between the Buyer and the Key Employee. Statutory and common law severance obligations (the “Severance Liability”) shall be allocated between Buyer and Seller as follows:

(i)	Seller and Parent shall be responsible for Severance Liability for any Seller’s employees not receiving offers of employment from Buyer.

(ii)	Each Key Employee shall be entitled to carry over their term of service for severance entitlement from their prior employment with Seller for the purpose of calculating their total severance entitlement (if any) relating to their term of employment by Buyer (and/or Buyer's Parent). Seller (and/or Seller’s Parent) shall calculate the Severance Liability for each Key employee for their prior employment with Seller through October 31, 2004.

(iii)	For the period commencing on November 1, 2004 through the earlier of (1) the award of Phase 2 of the U.S. Department of Energy (“DOE”) Solid-State Energy Conversion Alliance (“SECA”) program to Seller or Seller’s Parent, (2) one year after the completion of Phase 1 of the SECA program, or (3) February 26, 2008, Seller (and/or Seller’s Parent) shall be liable for the Severance Liability relating to such Key Employee's prior employment with Seller through October 31, 2004 for any Key Employee hired by Buyer at the closing date and subsequently released from Buyer’s employment by layoff (in the amount calculated in (ii) above for each such employee). In the event of any unforeseen delays, Buyer’s Parent can request from Parent a six (6) month extension to the above, which shall not be unreasonably withheld. Buyer (and/or Buyer's Parent) shall be solely responsible for Severance Liability relating to such Key Employee's term of employment with Buyer (and/or Buyer's Parent), and

(iv)	Subsequent to the period described in (iii) above, Buyer and/or Buyer’s Parent shall be responsible for all Severance Liability for all such Key Employees.

Furthermore, until October 31, 2005, Buyer is hereby enjoined from making a subsequent offer of employment to (i) any employee of Seller who was not identified as a Key Employee and who did not receive an offer of employment from Buyer, and (ii) those identified Key Employees who rejected Buyer’s offer of employment that was made pursuant to the terms hereof.

 (c) Intellectual Property: Seller shall assign to Buyer its Intellectual Property, including, but not limited to, technical reports, know-how, trade secrets, patents, patent applications, trademarks and copyrights, some of which have been identified in Schedule 1.01(c). Buyer will provide Seller a royalty free license to said Intellectual Property for the internal use of Seller and Parent in non-Solid Oxide Fuel Cell development and manufacturing. Buyer shall maintain and manage the Intellectual Property at its cost, effective as of the Closing. If for any reason, Buyer discontinues Solid Oxide Fuel Cell development and/or commercialization, Seller shall have the first right to repurchase the Intellectual Property from Buyer at its fair market value. Certain items of this Intellectual Property are subject to transfer restrictions imposed by existing contracts with Seller. Such restrictions have been identified to and are accepted by Buyer.

 1.02. Sublease or Assignment. Seller shall sublease or assign to Buyer, at cost, one of the Seller’s leases for the property and buildings located 4852 52nd Street S.E., Calgary, Alberta, Canada and assign all service contracts and permits related to the operation and maintenance of that property. Buyer shall assume the remainder of the lease term for said building through 1/31/06. Seller shall permit Buyer up to six (6) months after closing to remove all purchased Personal Property located in Seller’s buildings located at 4908 and 4912 52nd Street, S.E., Calgary, Alberta, Canada.. The Sublease or Assignment shall be executed at the Closing.

 1.03. Purchase Price. Buyer shall transfer and deliver to Seller on Closing (as hereinafter defined) five thousand seven hundred fourteen (5,714) shares of the Common Stock of Buyer’s Parent (the “Issued Shares”). It is understood that the certificate(s) representing the Common Stock may bear one or all of the following legends:

 a.)  "These securities have not been registered under the Securities Act of 1933 and may not be transferred, sold, pledged, hypothecated or otherwise disposed of except in accordance with that Act.”

 b.)  “These Securities are subject to a Shareholder’s Agreement, a copy of which may be inspected at the principal office of this Company."

 1.04. Taxes.

a.)        The Buyer shall be liable for and shall pay all applicable federal and provincial sales taxes and all other taxes, duties, registration charges or other like charges (specifically excluding, however, any income taxes of Seller) payable in connection with the sale of the Purchased Assets by the Seller to the Buyer.

b.)        Goods and Services Tax: The Buyer and Seller agree that they will make a joint election pursuant to subsection 167(1) of the Canadian Excise Tax Act in prescribed form and that the Buyer shall file the same within the time prescribed in subsection 167(1.1) of such act. If the election is not available to these parties for any reason, Seller shall invoice Buyer for the goods and services tax associated with the transfer of the Assets and Buyer will pay the goods and services tax to the Seller, as well as any interest or penalties for which the Seller is liable as a result of having made the election hereunder.

 1.05. Closing. The sale and purchase described in this Agreement shall be consummated on or before November 1, 2004 ("Closing" or "Closing Date"). Such Closing shall take place at such time and date specified by the parties, at the offices of Buyer. In the event the Closing does not occur on or before November 1, 2004, or such other date as agreed to by the parties, this Asset Purchase Agreement shall be null and void and both parties shall return to their original positions prior to the date hereof with no liability by one party to the other for the failure to Close on or before such date.

 1.06. Assumption of Liabilities. Buyer shall assume and be responsible, on and after the Closing Date, for all liabilities and obligations of Seller reflected on or referred to in the Closing Schedules or in the Financial Statements provided pursuant to Section 2.03 hereof or incurred in the ordinary course of business since the date of those Financial Statements, directly related only to the Assets and business being acquired by Buyer hereunder, as long as (i) Seller has delivered to Buyer any agreements or other documents prior to Closing that evidence the liability or obligation (ii) Buyer has agreed to assume that agreement or document, and (iii) the liability or obligation has not otherwise been addressed herein. All such liabilities and obligations that are not evidenced by agreements or documents that are being assumed by or assigned to Buyer in writing, shall be disclosed to Buyer in writing at the Closing. Buyer shall perform any and all contracts and other agreements to be assigned to Buyer and all commitments of any kind entered into by the Seller on or prior to the Closing that are directly related to the Assets being sold hereunder, that have been disclosed to Buyer prior to Closing, and that have been accepted by Buyer in writing. This assumption shall be effected by an Assumption and Assignment Agreement(s), in form and substance agreeable to the Buyer and the Seller, to be entered into on the Closing.

ARTICLE 2. REPRESENTATIONS AND WARRANTIES BY SELLER

 2.01. Title to Assets. Seller has good and marketable title to all Assets covered by this Agreement, except such stock in trade or inventory items as it may sell in the ordinary course of business between the date of this Agreement and the Closing. Seller's title to all Assets is free and clear of any liens, encumbrances, or other defects except as shown in Schedule 2.

 2.02. Authority to Sell. Seller has complied with all the requirements of any applicable law of Canada and the Province of Alberta relative to the sale and transfer of Assets described in this Agreement.

 2.03. Financial Statements. Seller has provided to Buyer financial statements for the operation of Seller (and its predecessor), for the fiscal year ending 2003 and nine months of 2004. Such financial statements are correct, complete, and prepared in accordance with U.S. generally accepted accounting principles, except as disclosed therein. At the Closing, Seller shall provide buyer with an updated financial statement through September 30, 2004 prepared in accordance with generally accepted accounting principles, except as disclosed therein. Seller shall also provide an estimate of costs for October 2004 at the Closing. Parent shall provide the complete 2004 financials as soon as practical thereafter. Parent has taken no action and will take no action prior to the Closing to materially change the financial condition of operation of the Seller that would detrimentally impact the condition or value of the Assets being acquired by Buyer hereunder.

 2.04. Liabilities. Except for the liabilities disclosed on the financial statements, there are no other liabilities to which Seller or its assets are subject.

 2.05. Defaults and Violations. Seller is not in default or material violation of any contracts, agreements, leases, permits or other instruments or obligations to be sold and transferred to Buyer pursuant to this Agreement, and this Agreement and the purchase and sale to be consummated pursuant to this Agreement will not create or cause a default or material violation of any contract, agreement, lease, permit or other instrument to which Seller may be a party. All contracts, agreements, leases, permits and other obligations of Seller that are to be assumed by or assigned to Buyer have been delivered to Buyer in Seller’s response to Buyer’s due diligence requests.

 2.06. Taxes and Rents. All taxes and rents that have become due and payable from Seller to the date of this Agreement have been timely filed and timely paid by it. All tax returns and rent payments which become due between the date of this Agreement to the Closing Date or to the date of transfer by Seller to Buyer, which ever is the latter, shall be timely filed and paid by Seller.

 2.07. Litigation. There is now no litigation pending against it of which it or its officers are aware that will, might, or could affect consummation of the purchase and sale described in this Agreement or transfer of title of any of said assets in good and marketable condition to Buyer and Seller is not aware of any threatened litigation which may affect the consummation of the purchase and sale described in this Agreement.

 2.08. Investor Warranties. Parent is an investor in Buyer. Parent and Seller make the following warranties upon which Buyer and Buyer’s Parent hereby relies. Seller and Parent:

 a.) Have had an opportunity to review the Buyer's and Buyer’s Parent’s business, management and financial affairs. Seller has made its own independent investigation of the Buyer and Buyer’s Parent and has been furnished by the Buyer and Buyer’s Parent with such information relating to the Buyer and Buyer’s Parent as the Seller has requested.

 b.) In making a decision to acquire the Common Stock pursuant to this Agreement, have relied upon the information furnished or made available by the Buyer and Buyer’s Parent, the Buyer’s and Buyer’s Parent's representations and warranties contained in Article 3 hereof and documents and certificates delivered pursuant hereto.

 c.) Understand that no federal, provincial or state agency has passed upon an investment in the Common Stock or made any finding or determination as to the advisability or fairness of an investment in the Common Stock.

 d.) Understand that they must bear the economic risk of investment in the Common Stock for an indefinite period of time because the shares of Common Stock have not been registered under the Securities Act of 1933 as amended (the “Act”) and, therefore, cannot be sold unless they are either subsequently registered under the Act or an exemption from such registration is available.

 e.) Understand that, upon issuance of the Common Stock, the Buyer’s Parent will place a stop-transfer order in its stock books or direct its transfer agent to place such an order in its books respecting transfer of such shares and that the certificates representing such shares shall bear the legends set forth in Article 1.03 hereof.

 f.) Understand that there is presently no established market for any of the securities to be issued by the Buyer’s Parent pursuant to this Agreement and it is uncertain whether any public market for such securities will develop.

 g.) Are aware of the provisions of Rule 144 promulgated under the Act ("Rule 144") which permit limited resale of securities purchased in a private placement (a) by nonaffiliates of a company not less than two (2) years after such nonaffiliate has purchased and paid for the security to be sold, or (b) subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the securities, the availability of certain current public information about Buyer’s Parent, the resale occurring not less than one (1) year after the securities to be sold have been purchased and paid for, the resale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of securities sold during any three (3) month period not exceeding specified limitations. The Buyer’s Parent has no obligation to supply the information required for sales under Rule 144.

 h.) Are acquiring the Common Stock for investment for their own account and not with the view to, or for resale in connection with, any distribution thereof. It understands that the shares of Common Stock have not been registered under the Act by reason of a specified exemption from the registration provisions of the Act, which requires, among other things, the bona fide nature of the 's investment intent as expressed herein.

 i.) Are authorized and otherwise duly qualified to acquire and hold the Common Stock and has not been formed or reorganized for the specific purpose of acquiring the Common Stock.

 j.) Information furnished to the Buyer with respect to their organization, financial position and business experience is correct as of the date of this Agreement and, if there should be any material change in such information prior to the Buyer's execution of this Agreement, the Seller and Parent will immediately furnish such revised or corrected information in writing to the Buyer.

 2.09 Accredited Investor. If Seller and Parent are not "accredited investors" (as defined in Section 501 of Regulation D under the Act), it is by virtue of their business or financial experience or their relationship to the Buyer’s Parent or the Buyer's Parent’s management, capable of evaluating the merits and risks of an investment in the Common Stock and the Seller and Parent are capable of protecting their own interest with respect to their investment in the Common Stock, and are financially capable of bearing the risk of that investment.

 2.10. Survival of Warranties. Seller and Parent agree that all warranties made by them in this Agreement shall survive the Closing for a period of one year.

ARTICLE 3. WARRANTIES OF BUYER AND BUYER’S PARENT

        Buyer and Buyer’s Parent represent and warrant as follows:

 3.01. Due Organization. Buyer is a corporation duly organized and existing under the laws of the Province of Alberta and that its power as a corporation has never been and is not now suspended. Buyer’s Parent is a corporation duly organized and existing under the General Corporation Law of the State of Delaware and that its power as a corporation has never been and is not now suspended.

 3.02. Authority to Buy. This Agreement has been approved by Buyer's and Buyer’s Parent’s Boards of Directors and Buyer and Buyer’s Parent have full power and authority to both execute and perform their obligations under this contract.

 3.03(a) Execution and Binding Obligation. This Agreement has been duly executed and delivered by each of the Buyer and Buyer’s Parent and constitutes a legal, valid and binding agreement of both the Buyer and Buyer’s Parent enforceable against each of them in accordance with its terms;

(b) Authorized and Issued Capital. The authorized capital of the Buyer’s Parent consists of 100,000 shares of which, (i) at this date, 12,667 shares (and no more) have been duly issued and are outstanding as fully paid and non-assessable, and (ii) at the Closing Date prior to the allotment and issuance of the Issued Shares, 12,667 shares (and no more) will be duly issued and will be outstanding as fully paid and non-assessable.

(c) Issued Shares. Upon completion of the transaction of purchase and sale contemplated by this Agreement, the Issued Shares will be allotted and issued to the Seller as fully paid and non-assessable;

(d) No Other Agreements to Purchase. Except for the Seller's right under this Agreement, no person has any written or oral agreement, option or warrant or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming such for (i) the purchase or acquisition from the Buyer of any of the Issued Shares, or (ii) the purchase, subscription, allotment or issuance of any of the unissued shares or other securities of the Buyer’s Parent;

 3.04.  Survival of Warranties. Buyer and Buyer’s Parent agree that all warranties made by them in this Agreement shall survive the Closing for a period of one year.

 3.05. Amended Stockholder’s Agreement. The stockholders of Buyer’s Parent have executed an Amended and Restated Stockholders’ Agreement which shall be effective as of the closing date, showing their approval of the transfer of the Issued Shares from Buyer to Seller and from Seller to Parent.

ARTICLE 4. OPERATION OF BUSINESS

 4.01. Seller to Continue Business. Seller shall continue to operate its business in the normal course, shall maintain in effect all governmental permits and approvals necessary for the operation of the business as it is now being conducted, and shall maintain the relationships with all persons and entities with whom Seller currently is doing business, until the date of the Closing. Any and all risk of loss or damages to the assets during such period from any and all causes shall be Seller’s responsibility.

 4.02. Prorations. All expenses paid and incurred and all revenues received and earned with regard to an Asset, or an assigned or assumed contract, shall be prorated between the parties as of the actual date of transfer of each of the Assets.

ARTICLE 5. CONDITIONS TO BUYER'S PERFORMANCE

 Absent a waiver in writing, all obligations of the Buyer under this Agreement are subject to satisfaction of the following conditions on or before the Closing Date:

 5.01. Performance by Seller. Seller shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, or any of them, on or before the Closing Date.

 5.02. Representations and Warranties True as of the Closing Date. Except as otherwise permitted by this Agreement, all representations and warranties by Seller in this Agreement shall be true on and as of the Closing Date as though made at that time.

 5.03. No Material Adverse Change. During the period from the date of the most recent financial statement to the Closing Date there shall not have been any material adverse change in the financial condition or results of operations of the Seller and that Seller has not sustained any material loss or damage to the Assets.

 5.04. Corporate Approvals. The board of directors of Seller and Parent shall have duly authorized and approved the execution and delivery of this Agreement and all corporate action necessary or proper to fulfill Seller's obligations hereunder on or before the Closing Date.

       5.05 Third Party Consents. All consents and approvals required to be given by third parties shall have been obtained and Buyer shall have been furnished with appropriate evidence reasonably satisfactory to it and its counsel of the granting of such consents and approvals.

ARTICLE 6. CONDITIONS OF SELLER'S PERFORMANCE

 Absent a waiver in writing, all obligations of Seller hereunder are subject to the satisfaction of the following conditions on or before the Closing Date:

 6.01. Representations and Warranties True as of the Closing Date. All representations and warranties of Buyer contained in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of that date.

 6.02. Performance By Buyer. Buyer shall have performed and complied with all covenants and agreements and satisfied all conditions required by this Agreement to be performed by Buyer on or before the Closing Date.

 6.03. Corporate Approvals. The board of directors of Buyer, and to the extent required the shareholders of Buyer shall have duly authorized and approved the execution and delivery of this Agreement and all corporate action necessary or proper to fulfill Buyer's obligations hereunder on or before the Closing Date.

 6.04 No Material Adverse Change. During the period from the date of the most recent financial statement to the Closing Date there shall not have been any material adverse change in the financial condition or results of operations of the Buyer and Buyer’s Parent and that Buyer and Buyer’s Parent have not sustained any material loss or damage.

6.05 Buyer’s Resolution. The Buyer shall deliver to the Seller a certified copy of a resolution of the directors of the Buyer’s Parent approving, inter alia, the allotment and issue of the Issued Shares to the Seller.

6.06 Issued Shares. The Buyer’s Parent shall have allotted and issued the Issued Shares to the Seller and issued a share certificate representing the Issued Shares registered in the name of the Seller.

6.07 Shareholder Approvals. The Seller shall have received approval from its preferred shareholders authorizing the entering into and the completion of the transactions contemplated by this Agreement .

ARTICLE 7. SELLER'S COVENANTS

 7.01. Conduct of Business. Parent is the prime participant (i.e. prime contractor) under a U.S. Department of Energy (“DOE”) Solid-State Energy Conversion Alliance (“SECA”) program for Solid Oxide Fuel Cell research and development. Buyer’s Parent is a co-participant in the SECA program with Parent. Subject to DOE’s approval, the current SECA work scope and allocation of responsibilities among SECA program participants (besides Parent and Buyer’s Parent, also Gas Technology Institute, Electric Power Research Institute, Materials and Systems Research, Inc. and the University of Utah) may be adjusted based upon Buyer’s new internal capabilities. The actual impact on Parent and Buyer’s Parent (substituting Buyer and/or Buyer’s Parent’s employees where appropriate to perform functions originally allocated to other participants) will depend on how the schedule of staffing of Buyer and/or Buyer’s Parent’s is accomplished. Parent and Buyer’s Parent shall work together in good faith with the other SECA participants to obtain DOE’s approval for any agreed adjustments to the SECA work scope and allocation of responsibilities. To foster open technical exchange amongst all the above listed SECA participants, these participants have agreed to obtain Buyer’s Parent’s consent in writing (which shall not be unreasonably withheld) prior to engaging in commercialization activities either solely or with other partners using SOFC technology assigned to Buyer or Buyer’s Parent under the SECA related agreements. Seller and Parent further agree to not engage in competitive commercial SOFC projects without Buyer’s Parent’s prior written approval (which shall not be unreasonably withheld) for a period of five (5) years from the Closing Date, provided that in the event Seller exercises its first right to repurchase the Intellectual Property pursuant to Section 1.01(c) above, then the Buyer’s Parent shall no longer have the right to prior approval of any such commercial SOFC projects.

 7.02. Buyer's Investigation. Seller shall make available to Buyer at all reasonable times all books and records of the business and such other items as may be from time to time requested by Buyer.

ARTICLE 8. INDEMNITY AGREEMENT

 8.01. Seller's Indemnity. Except as otherwise expressly provided in this Agreement or any attachment to this Agreement, Seller and Parent shall indemnify and hold Buyer, Buyer’s Parent, their directors, officers and shareholders, free and harmless from any and all claims, liability, loss, damage, or expense resulting from or arising out of any breach of a representation, warranty or covenant contained herein by Seller or Parent.

 8.02. Buyer's Indemnity. Except as otherwise provided in this Agreement or any attachment to this Agreement, Buyer and Buyer’s Parent shall indemnify and hold Seller, Parent, their directors, officers and shareholders free and harmless from any and all claims, liabilities, loss, damage, or expense resulting from or arising out of any breach of a representation, warranty or covenant contained herein by Buyer or Buyer’s Parent.

ARTICLE 9. TERMINATION DEFAULT REMEDIES

 9.01. Termination. If either Buyer or Seller materially defaults in the due and timely performance of any of its warranties, covenants or agreements or in the event of the failure to satisfy or fulfill any of the conditions, the non-defaulting party may give notice of termination. The notice shall specify the default or defaults upon which the notice is based. The termination shall be effective ten (10) days after receipt by the defaulting party of such notice of termination, unless the specified default or defaults have been cured on or before the effective date of the termination.

 9.02. Default; Remedies. Notwithstanding Section 9.01, in the event of a default, the non-defaulting party may seek specific performance of this Agreement against the defaulting party from a court of competent jurisdiction, or alternatively, such non-defaulting party may seek damages from the defaulting party.

 9.03. Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement or to remedy its breach, the prevailing party in such action or proceeding shall be entitled to recover its actual attorney's fees and other costs incurred in the action or proceeding, in addition to such other relief to which it may be entitled.

ARTICLE 10. MISCELLANEOUS

 10.01. Entire Agreement. This instrument with its attachments constitutes the entire agreement between Buyer and Seller respecting the assets or the sale of the assets to Buyer by Seller, and any agreement or representation respecting the assets or their sale by Seller to Buyer not expressly set forth in this instrument is null and void.

 10.02. Notices. Any and all notices or other communications required or permitted by this Agreement or by law to be served on or given to either party hereto by the other party hereto shall be, unless otherwise required by law, in writing and deemed duly served and given when personally delivered to the party to whom directed or any of its officers or, in lieu of such personal service, when deposited in the United States or Canadian mail, first-class postage prepaid, addressed to the respective Chief Executive Officers of Buyer or Seller at the addresses set forth in the beginning of this Agreement for the party’s respective parent.

 10.03. Assignment. Neither this Agreement nor any right or interest in it may be assigned by either party to any other person or corporation without the express written consent of the other party to this Agreement.

 10.04. Governing Law. This Agreement shall be governed and all rights and liabilities under it determined in accordance with the laws of the Province of Alberta, Canada, excepting there from its principals of conflict of laws.

 10.05. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but al of which shall constitute but one Agreement.

 10.06. Expenses. Each party shall pay all costs and expenses incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated herein and hereby.

 10.07. Further Assurances. The parties agree that at any time and from time to time after the Closing Date, they will execute and deliver to any other party such further instruments or documents as may be reasonably required to give effect to the transactions contemplated hereunder.

 10.08. Severability. If any provision of this Agreement shall be determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction from which no appeal exists or is taken, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

 10.09 Confidentiality. This agreement and the attachments hereto shall be held in confidence by the Parties in accordance with the Confidentiality Agreement between FuelCell Energy, Inc. and Versa Power Systems, Inc. of November 2, 2001. Any public release or announcement of this agreement or the closing shall be by mutual prior agreement of the Parties hereto.

 IN WITNESS WHEREOF, the Parties have executed the foregoing Agreement this 19th day of October, 2004.

 BUYER: Versa Power Systems, Ltd.

 By: ___________________________________

 BUYER’S PARENT: Versa Power Systems, Inc.

 By: ___________________________________

 SELLER: FuelCell Energy, Ltd.

 By: ___________________________________

 PARENT: FuelCell Energy, Inc.

 By:

ATTACHMENTS

SCHEDULE 1.01(a)	PERSONAL PROPERTY
SCHEDULE 1.01(b)	PERSONNEL
SCHEDULE 1.01(c)	INTELLECTUAL PROPERTY
SCHEDULE 1.06	OTHER OBLIGATIONS AND LIABILITIES ASSUMED BY BUYER
SCHEDULE 2.	EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES BY SELLER